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                                                                    EXHIBIT 23.2


Consent of Independent Auditors



We consent to the incorporation by reference of our report dated February 9, 1996 with respect to the financial statements and schedule of Pacific Gulf Properties Inc., in the Joint Annual Report on Form 10-K of Santa Anita Realty Enterprises, Inc. and Santa Anita Operating Company for the year ended December 31, 1995, in the Prospectus contained in Post-Effective Amendment No. 3 to the Joint Registration Statement on Form S-8 (No. 2-95228), Joint Registration Statement on Form S-8 (No. 33-51843), and Joint Registration Statement on Form S-8 (No. 033-58995).


                                                  Ernst & Young LLP


Newport Beach, California
April 1, 1996